UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 5, 2005, Gerald L. Brickey, the Company’s Controller and principal accounting officer, delivered notice of his resignation to be effective on December 23, 2005.

(c) Also on December 5, 2005, Laury L. Cooper, the Company’s current Assistant Controller, was appointed as the Company’s new Controller and principal accounting officer effective on December 23, 2005. Ms. Cooper, age 52, joined the Company in April 2004 as Assistant Controller. From December 2003 to April 2004, she was an internal controls project consultant for Northwest Pipe Company. From 1997 to December 2002, she was Controller of Regent Assisted Living, Inc., a then publicly-held owner, operator and developer of assisted living communities. She is a Certified Public Accountant and has held a number of prior accounting management positions since working as an accountant for Price Waterhouse from 1975 to 1979.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 6, 2005.

POPE & TALBOT, INC.
Registrant

By	/S/ Richard Atkinson
Name: Richard K. Atkinson Title: Vice President and Chief Financial Officer